Exhibit 10.1

補償契約書

Indemnification Agreement

株式会社LogProstyle（以下「甲」という。）と甲の[取締役/監査役]である●●（以下「乙」という。）は、●年●月●日、会社法第430条の2条第1項に基づいて、甲の乙に対する会社補償について、以下のとおり補償契約（以下「本契約」という。）を締結する。

LogProstyle Inc. (the “Company”) and 　(“Indemnitee”), a [director/corporate auditor] of the Company, hereby enter into the following indemnification agreement (the “Agreement”) as of 　　　 with respect to indemnification by the Company to the Indemnitee pursuant to Article 430-2, Paragraph 1 of the Companies Act of Japan (the “Companies Act”).

（目的）

第1条	本契約は、会社法第430条の2条第1項により、乙の甲の役員等（会社法第423条第1項に規定する役員等をいう。以下同じ。）としての職務の執行に関して発生した費用及び損失の補償について定めることを目的とする。

Article 1 (Purpose)

The purpose of this Agreement is to provide indemnification for expenses and losses incurred by the Indemnitee in connection with the performance of its duties as an officer, etc. (meaning the officer, etc. specified in Article 423, Paragraph 1 of the Companies Act. The same shall apply hereinafter) of the Company pursuant to Article 430-2, Paragraph 1 of the Companies Act.

（費用の補償）

第2条	乙が、甲の役員等としての職務の執行に関し、法令の規定に違反したことが疑われ、又は責任の追及に係る請求を受けた場合、甲は、乙に対し、これらに対処するために支出する費用（弁護士その他の専門家に対する報酬、訴訟費用、移動費、印刷・複製費用、通信費、届出費用、その他のあらゆる費用又は支出であって、乙が調査、防御、証言若しくは参加（上訴を含む。）し、又はその準備をすることに関連して生じるもの（上訴について必要となる担保やその提供に必要となる費用は除く。）をいい、以下「防御費用」という。）のうち通常要する費用の額を補償するものとする。

2	乙は、前項の補償を受けるためには、適時に、防御費用の支払の必要性及びその範囲を判断するために合理的に必要な書類その他の情報を添えて甲に対して書面により請求するものとする。

3	甲は、前項の請求を受けた後に、第1項を含む本契約の要件の充足の有無を判断し、その結果を乙に対して書面で通知する。

4	甲は、第1項を含む本契約の要件を充足すると判断し、第1項に定める防御費用の全部又は一部を補償する場合、前項の書面の通知後速やかに、次に掲げるいずれかの方法によって、当該防御費用を支払う。

(1)	乙に代理して、当該防御費用を支払う方法

(2)	乙に対して、当該防御費用を支払うに足りる金員を事前に交付する方法（但し、当該防御費用が現実に発生した場合に限る。）

(3)	乙に対して、当該防御費用にかかる支払分を償還する方法

5	乙は、自己若しくは第三者の不正な利益を図り、又は甲に損害を加える目的で第1項の職務を執行したものであったことが判明したときは、甲が支払った金額に相当する金銭を甲に返還するものとし、乙も甲から第1項に基づく請求があったとしてもこれを拒絶することができるものとする。

Article 2 (Indemnification for expenses)

1.	In the event the Indemnitee is suspected to have violated any law or regulation or is subject to a claim of liability in connection with the performance of its duties as an officer, etc. of the Company, the Company shall indemnify the Indemnitee against amounts reasonably necessary for expenses incurred by the Indemnitee in defending such matters, including, without limitation, attorneys’ fees, other experts’ fees, litigation expenses, travel expenses, printing expenses, communication expenses, filing fees and any other expenses incurred by the Indemnitee in connection with investigating, defending, testifying, intervening (including appeals) or preparing any defense thereto (excluding any bond required in connection with an appeal or the cost of providing such bond) (hereinafter referred to as “Defense Expenses”).

2.	In order to receive the indemnification under the preceding paragraph, the Indemnitee shall make a written request to the Company, together with such documentation or other information reasonably necessary to determine the necessity and extent of the payment of the Defense Expenses, in a timely manner.

3.	Upon receipt of the request referred to in the preceding Paragraph, the Company shall determine whether the requirements under this Agreement including Paragraph 1 have been satisfied and shall notify the Indemnitee in writing of its determination.

4.	If the Company determines that the requirements under this Agreement including Paragraph 1 above have been satisfied and indemnifies the Indemnitee for all or a part of the Defense Expenses set forth in Paragraph 1 above, the Company shall pay such Defense Expenses promptly after the written notice described in the preceding Paragraph in one of the following ways.

(1)	By paying such Defense Expenses on behalf of the Indemnitee.

(2)	By delivering to the Indemnitee, in advance, money sufficient to pay such Defense Expenses (provided, however, that such Defense Expenses are actually incurred).

(3)	By reimbursing the Indemnitee for such Defense Expenses.

5.	If it is found that the Indemnitee has performed the duties set forth in Paragraph 1 above for the purpose of improperly benefiting itself or a third party or for the purpose of causing damage to the Company, the Indemnitee shall repay to the Company an amount equal to the amount paid by the Company, and the Company may deny any claim based on Paragraph 1 above by the Indemnitee.

（損失の補償）

第3条	乙が、甲の役員等としての職務の執行に関し、第三者に生じた損害を賠償する責任を負う場合、甲は、乙に対し、次に掲げる損失（以下「本損失」という。）を補償するものとする。

(1)	確定判決又は仲裁判断に基づき当該損害を乙が賠償することにより生ずる損失

(2)	当該損害の賠償に関する紛争について当事者間に訴訟上の和解又は調停が成立したときは、乙が当該和解又は調停に基づく金銭を支払うことにより生ずる損失

2	前項の規定にかかわらず、次の各号に掲げる場合は、甲は、乙に対し、当該各号の損失の補償をしないものとする。

(1)	甲が本損失を補償するとすれば乙が甲に対して会社法第423条第1項の責任を負う場合には、本損失のうち当該責任に係る部分

(2)	乙がその職務を行うにつき悪意又は重過失があったことにより前項の責任を負う場合には、本損失の全部

3	乙は、甲から第1項第1号の補償を受けるためには、判決の確定又は仲裁判断後遅滞なく、当該損失の支払の必要性及びその範囲を判断するために合理的に必要な書類（当該確定判決に係る判決文又は当該仲裁判断書を含むが、これに限られない。）又はその他の情報を添えて甲に対して書面により請求するものとする。

4	乙は、甲から第1項第2号の補償を受けるためには、当該和解又は調停成立後遅滞なく、当該損失の支払の必要性及びその範囲を判断するために合理的に必要な書類（当該和解に係る和解調書、当該調停に係る調停調書又は和解契約書を含むが、これに限られない。）又はその他の情報を添えて甲に対して書面により請求しなければならない。

5	甲は、前2項の請求を受けた後に、第1項及び第2項を含む本契約の要件の充足の有無を判断し、その結果を乙に対して書面で通知する。

6	甲は、第1項及び第2項を含む本契約の要件を充足すると判断し、本損失の全部又は一部を補償する場合、前項の書面の通知後速やかに、次に掲げるいずれかの方法によって、当該損失にかかる支払を行う。

(1)	乙に代理して、当該損失にかかる支払を行う方法

(2)	乙に対して、当該損失にかかる支払に足りる金員を事前に交付する方法

(3)	乙に対して、当該損失にかかる支払分を償還する方法

Article 3 (Indemnification for losses)

1.	In the event the Indemnitee is liable to pay damages to a third party in connection with the performance of its duties as an officer, etc. of the Company, the Company shall indemnify the Indemnitee against the following losses (hereinafter referred to as “Losses”).

(1)	Losses resulting from compensation by the Indemnitee for such damages pursuant to a final judgment or arbitration award.

(2)	In the event a settlement or mediation is reached between the parties with respect to a dispute concerning the compensation of such damages, any losses resulting from the payment of money by the Indemnitee pursuant to such settlement or mediation.

2.	Notwithstanding the preceding Paragraph, in the following cases, the Company shall not indemnify the Indemnitee for the losses specified in each of the following items.

(1)	If the Indemnitee is liable to the Company pursuant to Article 423, Paragraph 1 of the Companies Act, assuming the Company indemnifies the Indemnitee against the Losses: The portion of the Losses attributable to such liability.

(2)	If the Indemnitee is liable under the preceding paragraph as a result of willful misconduct or gross negligence in the performance of its duties: All Losses.

3.	In order to receive the indemnification from the Company pursuant to Paragraph 1, Item 1 above, the Indemnitee shall promptly after the entry of such final judgment or award submit a written request to the Company, together with such documentation (including, without limitation, the text of such final judgment or award) or other information reasonably necessary to determine the necessity and extent of the payment of the Losses.

4.	In order to receive the indemnification from the Company pursuant to Paragraph 1, Item 2 above, the Indemnitee shall, promptly after such settlement or mediation, submit a written request to the Company, together with such documentation (including, without limitation, record of such settlement, record of such mediation, or the settlement agreement) or other information reasonably necessary to determine the necessity and extent of payment of the Losses.

5.	Upon receipt of the request referred to in the preceding two Paragraphs, the Company shall determine whether the requirements under this Agreement including Paragraphs 1 and 2 above have been satisfied and shall notify the Indemnitee in writing of its determination.

6.	If the Company determines that the requirements under this Agreement including Paragraphs 1 and 2 above have been satisfied and indemnifies the Indemnitee for all or a part of the Losses, the Company shall, promptly after the written notice referred to in the preceding Paragraph, make payment for such Losses in one of the following ways.

(1)	By making payment for such Losses on behalf of the Indemnitee.

(2)	By delivering to the Indemnitee, in advance, money sufficient to pay for such Losses.

(3)	By reimbursing the Indemnitee for payments made with respect to such Losses.

（報告）

第4条	乙は、甲の役員等としての職務の執行に関し、法令の規定に違反したことが疑われ、又は責任の追及に係る請求（甲が乙に対して当該請求を行った場合を除く。）を受けた場合、遅滞なく甲に報告するものとする。

2	乙は、第2条又は前条に基づいて甲から補償を受けた場合、遅滞なく、当該補償についての重要な事実を甲の取締役会に報告するものとする。

Article 4 (Report)

1.	In the event that the Indemnitee is suspected to have violated any law or regulation or is subject to a claim of liability (other than a claim made by the Company against the Indemnitee) in connection with the performance of its duties as an officer, etc. of the Company, the Indemnitee shall report the same to the Company without delay.

2.	Upon receipt of any indemnification by the Company pursuant to Article 2 or the preceding Article, the Indemnitee shall, without delay, report to the Board of Directors of the Company the material facts relating to such indemnification.

（損害軽減義務）

第5条	乙は、甲の役員等としての職務の執行に関し、法令の規定に違反したことが疑われ、又は責任の追及に係る請求を受けた場合、防御費用及び本損失の発生防止又は軽減のために必要な措置を講じるものとする。乙がかかる措置をとらないことにより発生又は拡大した防御費用及び本損失については、甲は本契約に基づく補償義務を負わないものとする。

Article 5 (Obligation to mitigate damages)

In the event the Indemnitee is suspected to have violated any law or regulation or is subject to a claim of liability in connection with the performance of its duties as an officer, etc. of the Company, the Indemnitee shall take measures necessary to prevent or mitigate the Defense Expenses and Losses. The Company shall not be liable for indemnification under this Agreement for any Defense Costs or Losses incurred or increased by the Indemnitee’s failure to take such measures.

（免責）

第6条	乙が第2条第2項、第3条第3項若しくは第4項に基づく情報提供、又は第4条第1項に基づく報告を怠った場合又は遅滞した場合、甲は本契約に基づく補償義務を負わないものとする。但し、当該情報提供又は報告の不履行又は遅滞により甲に不利益が生じなかった場合はこの限りでない。

2	乙が会社法第430条の3第1項に規定する役員等賠償責任保険契約により防御費用又は損失の補填を受けた場合、当該補填を受けた範囲で甲は本契約に基づく補償責任を負わないものとする。乙は、本契約に基づいて甲から補償を受けた後に会社法第430条の3第1項に規定する役員等賠償責任保険契約により防御費用又は損失の補填を受けた場合、甲に対し、当該補填と同額の金銭を返還するものとする。

Article 6 (Disclaimer)

1.	If the Indemnitee fails to provide, or fails to timely provide, information pursuant to Article 2, Paragraph 2, Article 3, Paragraph 3 or 4, or report pursuant to Article 4, Paragraph 1, the Company shall not be liable for indemnification under this Agreement; provided, however, that the foregoing shall not apply if the Company is not prejudiced by such failure or delay.

2.	If the Indemnitee receives compensation for defense expenses or losses under a directors’ and officers’ liability insurance policy provided for in Article 430-3, Paragraph 1 of the Companies Act, the Company shall not be liable for indemnification under this Agreement to the extent that the Indemnitee receives such compensation. If, after receiving indemnification from the Company pursuant to this Agreement, the Indemnitee receives compensation for defense expenses or losses under the directors’ and officers’ liability insurance policy provided for in Article 430-3, Paragraph 1 of the Companies Act, the Indemnitee shall return to the Company an amount of money equal to such compensation.

（契約の失効）

第7条	乙が、甲の役員等に該当しなくなったときは、本契約は、その時より将来に向かって当然にその効力を失う。

2	前項の規定にかかわらず、本契約の効力発生日から失効時までの乙の甲の役員等としての職務の執行に関しては、なお本契約が適用される。

Article 7 (Expiration)

1.	If the Indemnitee ceases to be an officer, etc., of the Company, this Agreement shall naturally cease to be effective from such time.

2.	Notwithstanding the preceding Paragraph, this Agreement shall continue to apply with respect to Indemnitee’s performance of its duties as an officer, etc., of the Company from the effective date of this Agreement until the date of expiration.

（解除）

第8条	甲は、乙が本契約に基づく債務の全部又は一部を履行しない場合、相当の期間を定めてその履行を催告し、その期間内に乙が当該債務を履行しないときは、本契約を解除することができる。

2	前項に基づく本契約の解除は将来に向かってその効力を有する。

Article 8 (Termination)

1.	In the event the Indemnitee fails to perform any or all of its obligations under this Agreement, the Company may demand performance of such obligations by giving the Indemnitee a reasonable time, and if the Indemnitee fails to perform such obligations within such time, the Company may terminate this Agreement.

2.	Termination of this Agreement pursuant to the preceding Paragraph shall be effective prospectively.

（協議）

第9条	本契約について定めのない事項については、甲乙が協議し合意の上決するものとする。

Article 9 (Consultation)

Matters not provided for in this Agreement shall be determined by consultation and agreement between the Company and the Indemnitee.

（合意管轄）

第10条	甲及び乙は、本契約について紛争が生じた場合は、東京地方裁判所を第一審の専属的管轄裁判所とすることに合意する。

Article 10 (Agreed Jurisdiction)

The Company and the Indemnitee agree to submit to the exclusive jurisdiction of the Tokyo District Court as the court of first instance in the event of any dispute relating to this Agreement.

（以下余白）

(Rest of page left blank intentionally.)

本契約の当事者は、頭書の日付をもって本契約を正式に締結した。

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

甲：	東京都港区北青山三丁目6番23号
株式会社LogProstyle
代表取締役 野澤 泰之

Company:	3-6-23 Kita-Aoyama, Minato-ku, Tokyo
LogProstyle Inc.
Representative Director

Yasuyuki Nozawa

本契約の当事者は、頭書の日付をもって本契約を正式に締結した。

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

乙：	[住所]
[氏名]

Indemnitee:	[Address]

[Name]